UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2024

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As previously disclosed by Ashford Hospitality Trust, Inc. (the “Company”), on April 17, 2024, J. Robison Hays, III, President and Chief Executive Officer of the Company, gave notice of his intention to voluntarily resign from his employment and all other employment-related positions he holds with the Company’s advisor, Ashford Inc., and its subsidiaries, affiliated entities, and entities that it advises (including the Company). Mr. Hays’s resignation became effective on June 30, 2024 (the “Resignation Date”).
In connection with Mr. Hays’s resignation, Mr. Hays, Ashford Inc. and Ashford Hospitality Advisors LLC, a subsidiary of Ashford Inc., have entered into a Separation/Consulting Agreement, dated as of June 30, 2024 (the “Agreement”). Pursuant to the Agreement, Mr. Hays has agreed to provide certain consulting and other services (“Consulting Services”) to Ashford Inc. for a period of 36 months following the Resignation Date. In consideration of Mr. Hays providing the Consulting Services, a general release of claims by Mr. Hays and the other promises and undertakings of Mr. Hays set forth in the Agreement, and subject to certain contingencies set forth in the Agreement:
•Ashford Inc. will pay Mr. Hays a total of $1,909,167 in 36 substantially equal monthly payments beginning in July 2024 and continuing through and including June 2027;
•In respect of Ashford Inc.’s medical, dental and vision plans for the period beginning on the Resignation Date and ending on the earlier of (i) the date Mr. Hays (or any of his eligible dependents with respect to such dependents) becomes eligible to participate in another group health plan and (ii) the date that is 36 months following the Resignation Date, Ashford Inc. will reimburse Mr. Hays on a monthly basis for, or pay him on a monthly basis for the equivalent of, the cost of coverage of otherwise similarly situated active employees of Ashford Inc. under such plans of Ashford Inc. as in effect from time to time;
•Ashford Inc. will reimburse Mr. Hays on a monthly basis for the premium cost of life insurance and long-term disability insurance, if any, for the same level of such benefits that were provided to Mr. Hays under Ashford Inc.’s life insurance and long-term disability plans in effect as of the Resignation Date until the earlier of (i) the date Mr. Hays becomes eligible to participate or is covered under another employer’s life insurance and long-term disability plans and (ii) the end of the thirty-sixth month following the Resignation Date;
•From and following the Resignation Date, any period during which Mr. Hays continues to comply with his obligations to provide the Consulting Services on an uninterrupted basis shall be treated as continuous employment for purposes of determining the extent to which Mr. Hays is vested under any and all grants or awards made to Mr. Hays under any equity or other incentive plan of Ashford Inc. or the Company.
Mr. Hays remains bound by the restrictive covenants set forth in his Second Amended and Restated Employment Agreement with Ashford Inc. and Ashford Hospitality Advisors LLC dated as of January 4, 2021 (generally relating to confidentiality, non-competition, non-solicitation and non-interference) with certain modifications to the non-competition and non-solicitation obligations as provided in the Agreement. Pursuant to the Agreement, Mr. Hays also agrees to certain voting commitments at Ashford Inc. and certain limitations during the 36-month period following the Resignation Date on his ability to acquire beneficial ownership of any securities of Ashford Inc., the Company and Braemar Hotels & Resorts Inc. and their affiliates and to engage in certain corporate transactions involving such entities, and Mr. Hays is provided a release of claims by Ashford Inc..
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits
Exhibit Number        Description

99.1    Separation/Consulting Agreement, dated as of June 30, 2024, by and among J. Robison Hays, III, Ashford Hospitality Advisors LLC and Ashford Inc.
99.2    Second Amended and Restated Employment Agreement, effective as of January 4, 2021, by and among Ashford Inc., Ashford Hospitality Advisors LLC and J. Robison Hays, III (incorporated by reference to Exhibit 99.1 of Form 8-K, filed on January 5, 2021) (File No. 001-31775).
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2024

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary